CERTIFICATE OF MERGER

                                       OF

                           COBBLESTONE HOLDINGS, INC.

                                  WITH AND INTO

                              MEDITRUST CORPORATION

                         Pursuant to Section 251 of the
                            Delaware Corporation Law



         The undersigned corporation organized and existing under and by the virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That the name and state of incorporation of each of the constituent corporations in the merger is as follows:

                 Name                               State of Incorporation
                 ----                               ----------------------

        Cobblestone Holdings, Inc.                         Delaware
        Meditrust Corporation                              Delaware

         SECOND: That the Agreement and Plan of Merger dated as of January 11, 1998, among Meditrust Corporation ("Meditrust"), Meditrust Operating Company and Cobblestone Holdings, Inc., as amended on March 16, 1998, has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware.

         THIRD: That Meditrust shall be the surviving corporation (the "Surviving Corporation").

         FOURTH: That the certificate of incorporation of Meditrust will be the certificate of incorporation of the Surviving Corporation.

         FIFTH: That the executed Agreement and Plan of Merger is on file at an office of the Surviving Corporation. The address of such office is:

                           Meditrust Corporation
                           197 First Avenue
                           Needham Heights, MA 02194-9127

         SIXTH: That a copy of the Agreement and Plan of Merger, as amended, will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation.


                           (Signature page to follow)

         IN WITNESS WHEREOF, Meditrust Corporation has caused this Certificate of Merger to be executed by its duly authorized officer this 29th day of May, 1998.


                                            MEDITRUST CORPORATION


                                            By: /s/ Michael S. Benjamin
                                                --------------------------------
                                            Name:  Michael S. Benjamin
                                            Title:    Senior Vice President